UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 3, 2006 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-2609	94-323914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Consistent with PG&E Corporation’s past practice of granting equity incentives on the first business day of the year, on January 3, 2006, PG&E Corporation granted restricted stock and performance shares under the PG&E Corporation 2006 Long-Term Incentive Plan (LTIP) to key employees and executive officers of PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (Utility).  PG&E Corporation’s and the Utility’s Current Report on Form 8-K dated December 21, 2005 describes the terms of the restricted stock and performance shares which description is hereby incorporated by reference.  The 2006 LTIP has previously been filed with the Securities and Exchange Commission.  The forms of the restricted stock award and performance share agreements are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

99.1	Form of Restricted Stock Agreement under the PG&E Corporation 2006 Long-Term Incentive Plan

99.2	Form of Performance Share Agreement under the PG&E Corporation 2006 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President and Corporate Secretary
PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President and Corporate Secretary

Dated:  January 9, 2006

EXHIBIT INDEX

99.1	Form of Restricted Stock Agreement under the PG&E Corporation 2006 Long-Term Incentive Plan

99.2	Form of Performance Share Agreement under the PG&E Corporation 2006 Long-Term Incentive Plan